Exhibit 21

                      Subsidiaries of the Registrant
                           As of March 17, 1997

Royal Oak Mines Inc. (Amalgamated in the province of Ontario)

- 10502 Newfoundland Ltd. (Incorporated in the province of
  Newfoundland; 100% owned)

- 934962 Ontario Inc. (Incorporated in the province of Ontario;
  100% owned)

- 3199493 Canada Inc. (Incorporated in Canada; 100% owned)

- Arctic Precious Metals, Inc., doing business as Royal Oak
  Mines (USA) Inc. (Incorporated in the state of Nevada; 100% owned)
  -    Oz Investments, Inc. (Incorporated in the state of
       Washington; 100% owned)

- Beaverhouse Resources Ltd. (Incorporated in the province of
  Ontario; 100% owned)

- Consolidated Professor Mines Limited (Amalgamated in the province of Ontario; 81% owned)

- El Condor Resources Ltd. (Continued in the province of
  Ontario; 100% owned)

- Kemess Mines Inc. (Formerly Geddes Resources Limited, incorporated in the province of Ontario; 100% owned)

- Northbelt Yellowknife Gold Mines Ltd. (Incorporated in the province of Ontario; 72% owned)

- Ronnoco Gold Mines Limited (Incorporated in the province of
  Ontario;  89% owned)

- Royal Eagle Exploration Inc. (Incorporated in the province of
  Ontario; 60% owned)
  -    First Eagle Holdings, Inc. (Incorporated in the state of
       Nevada;  100% owned)

- Royal Oak Hope Brook Ltd. (Incorporated in the province of
  Ontario; 100% owned)

- Royal Oak Timmins Ltd. (Incorporated in the province of
  Ontario; 100% owned)

- Royal Oak Yellowknife Ltd. (Incorporated in the province of
  Ontario; 100% owned)

- St. Philips Resources Inc. (Continued in the province of
  Ontario; 100% owned)
  - Stork Ventures Ltd. (Incorporated in the province of British Columbia; 100% owned)
  - V.A.B. 19965 Holdings Ltd. (Incorporated in the province of British Columbia; 100% owned)

- Witteck Development Inc. (Incorporated in the province of
  Ontario; 100% owned)